UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2020

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way
Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SELB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2020, the Board of Directors (the “Board”) of Selecta Biosciences, Inc. (the “Company”) appointed Göran Ando, M.D. as a Class II director, replacing Amir Nashat, Ph.D., who resigned from the Board on the same date. Dr. Ando has been appointed to serve until the Company’s annual meeting of stockholders to be held in 2021 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal and has also been appointed to serve as a member of the Compensation Committee of the Board (the “Compensation Committee”).

Dr. Ando, age 71, has served as Chairman of the board of directors of EyePoint Pharmaceuticals, Inc., a public pharmaceutical company, since September 2018, as Vice-Chairman of the board of directors of Molecular Partners AG, a clinical-stage biopharmaceutical company, since April 2011, and on the board of directors of Molecular Partners AG since April 2011. In March 2018, he retired as Chairman of Novo Nordisk A/S, a multinational pharmaceutical company, a position he had held since 2013, after serving as Vice Chair of the board of directors since 2006, and serving on the board of directors since 2005. Dr. Ando previously served as the Chief Executive Officer of Celltech Group plc. from 2003 to 2005. Before that, he served as Executive Vice President and Deputy Chief Executive Officer of Pharmacia AB until its acquisition by Pfizer, Inc. in 2003. Prior to Pharmacia, he held various senior appointments at Glaxo, now GlaxoSmithKline plc, including Research and Development Director for Glaxo Group Research. He has also been a Senior Advisor at EW Healthcare Partners since 2007. Dr. Ando received his Bachelor of Arts degree from Uppsala University in Sweden and Doctor of Medicine degree from Linköping University in Sweden. Dr. Ando’s extensive experience as an executive officer and director in the life sciences industry and knowledge of manufacturing, information technology, business development and commercialization contributed to our Board’s conclusion that he should serve as a director of the Company.

Dr. Ando is eligible to participate in the Company’s Non-Employee Director Compensation Plan, which provides for an annual retainer of $40,000 for his Board service, an additional annual retainer of $6,000 for his service as a member of the Compensation Committee, and an initial award of options to purchase 40,000 shares of the Company’s common stock (the “Initial Award”). The Initial Award has an exercise price equal to $2.67 per share, the fair market value of a share of the Company’s common stock on the date of grant, and will vest and become exercisable in 36 substantially equal monthly installments following the date of grant, subject to Dr. Ando’s continued service on the Board through each such vesting date. Dr. Ando has also entered into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: April 27, 2020	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer